Exhibit 99.1

Kevin Keyes to Depart as Chairman, CEO and President of Annaly

Glenn Votek Named Interim CEO and President; Elected to Board of Directors

Thomas Hamilton Named Chair of the Board

NEW YORK, November 21, 2019 – Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today the departure of Kevin Keyes from his roles as Chairman, Chief Executive Officer (“CEO”) and President of the Company and member of the Board of Directors (the “Board”). The Board and Mr. Keyes have mutually agreed that his departure will be effective today.

Mr. Keyes is retiring from the Company’s external manager, Annaly Management Company LLC (the “Manager”) and its affiliates; he will be available for consultation to ensure a smooth transition.

Mr. Keyes stated, “It has been a pleasure being a part of the Annaly team, and I depart knowing that the Company is well positioned for the future.”

The Board has named Glenn Votek to serve as CEO and President on an interim basis. Mr. Votek has been elected to the Board and will also continue to serve as Chief Financial Officer. The Board has formed a search committee and has commenced a search for a permanent CEO, including both internal and external candidates.

Mr. Votek has been instrumental in the development and execution of Annaly’s strategy, operations and oversight of the financial and technology functions. Mr. Votek, who joined Annaly in 2013, is a well-known industry veteran with more than 30 years of experience in financial services. Prior to his role as CFO at Annaly, he served as Executive Vice President and Treasurer at CIT Group since 1999 and also President of Consumer Finance since 2012.

As part of the Company’s ongoing efforts to strengthen its corporate governance, the Board has separated the roles of Chair and CEO and named Independent Director Thomas Hamilton to serve as Chair of the Board. Mr. Hamilton, former Global Head of Securitized Product Trading and Banking and Head of Municipal Trading and Banking at Barclays Capital, has spent 24 years in leadership positions in the financial industry and has significant experience and expertise across fixed income markets.

Jonathan Green, formerly Lead Independent Director, and Wellington Denahan, co-founder of Annaly, who have both served on the Board since Annaly’s inception in 1996, have been appointed Vice Chairs of the Board.

Mr. Green said, “On behalf of my fellow directors, we express our full faith in the capabilities of the ongoing leadership team, the strategic direction and the long-term opportunity for the Company, and we thank Kevin for his service. We remain focused on supporting the team in their relentless efforts to drive shareholder value.”

Mr. Votek said, “As Annaly has grown, diversified and institutionalized, we have built a deep bench of talent that has been critical to the development and execution of our strategy. The Management team remains as confident as ever in the Company’s direction and prospects.”

The Company today filed a Form 8-K with the SEC.

About Annaly

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and optimize its returns through prudent management of its diversified investment strategies. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ from those contained in the forward-looking statements are detailed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.

Investor Relations

1-888-8Annaly

investor@annaly.com

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